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                                                                   EX-99.(g)(1)

                                  APPENDIX A

                               CUSTODY AGREEMENT
                            WELLS FARGO FUNDS TRUST

For its custodial services, the Custodian shall receive a fee, with respect to each Fund of 0.02% of the average daily net assets of each such Fund. Exceptions to the custodial fees are noted below for the following Funds:

   . The custodial fee for the WealthBuilder Portfolios is 0.00% so as long as they invest their assets solely in one or more investment companies.

   . The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.00% so long as they remain Gateway Funds.

   . The custodial fee of 0.02% for the Managed Account CoreBuilder Shares Series G and Managed Account CoreBuilder Shares Series M will be paid by the investment adviser, Wells Fargo Funds Management, LLC.

   . The custodial fee for the International Core Fund, International Equity Fund and International Value Fund is 0.10%.

   . The custodial fee for the Asia Pacific Fund and Emerging Markets Equity Fund is 0.25%.

   .   The custodial fee for the Specialized Technology Fund is 0.07%.

Funds of Wells Fargo Funds Trust Covered by This Agreement

1.  Aggressive Allocation Fund*

2.  Asia Pacific Fund

3.  Asset Allocation Fund

4.  California Limited-Term Tax-Free Fund

5.  California Tax-Free Fund

6.  California Tax-Free Money Market Fund

7.  California Tax-Free Money Market Trust

8.  Cash Investment Money Market Fund

9.  Capital Growth Fund

10. Colorado Tax-Free Fund

11. Common Stock Fund

12. Conservative Allocation Fund*

13. C&B Large Cap Value Fund*

14. C&B Mid Cap Value Fund

15. Discovery Fund

16. Diversified Bond Fund*

17. Diversified Equity Fund*

18. Diversified Small Cap Fund*
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* Gateway Fund

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19. Emerging Growth Fund*

20. Emerging Markets Equity Fund

21. Endeavor Select Fund

22. Enterprise Fund

23. Equity Income Fund*

24. Equity Value Fund

25. Government Money Market Fund

26. Government Securities Fund

27. Growth Balanced Fund*

28. Growth Equity Fund*

29. Growth Fund

30. Heritage Money Market Fund

31. High Income Fund

32. Income Plus Fund

33. Index Fund*

34. Inflation-Protected Bond Fund*

35. Intermediate Tax-Free Fund/1/

36. International Core Fund

37. International Equity Fund

38. International Value Fund*

39. Large Cap Appreciation Fund*

40. Large Cap Growth Fund

41. Large Company Core Fund

42. Large Company Growth Fund*

43. Large Company Value Fund

44. Managed Account CoreBuilder Shares Series G

45. Managed Account CoreBuilder Shares Series M

46. Mid Cap Disciplined Fund

47. Mid Cap Growth Fund

48. Minnesota Money Market Fund

49. Minnesota Tax-Free Fund

50. Moderate Balanced Fund*

51. Money Market Fund

52. Money Market Trust

53. Municipal Bond Fund

54. Municipal Money Market Fund

55. National Tax-Free Money Market Fund

56. National Tax-Free Money Market Trust

57. Opportunity Fund

58. Overland Express Sweep Fund

59. Prime Investment Money Market Fund

60. Short Duration Government Bond Fund

61. Short-Term Bond Fund

62. Short-Term High Yield Bond Fund

63. Short-Term Municipal Bond Fund

64. Small Cap Disciplined Fund

65. Small Cap Growth Fund
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/1/  On November 7, 2007, the Board of Trustees approved the name change of the
     Intermediate Tax-Free Fund to the Intermediate Tax/AMT-Free Fund, effective November 1, 2008.

*   Gateway Fund

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66. Small Cap Opportunities Fund

67. Small Cap Value Fund

68. Small Company Growth Fund*

69. Small Company Value Fund*

70. Small/Mid Cap Value Fund

71. Social Sustainability Fund/2/

72. Specialized Financial Services Fund

73. Specialized Technology Fund

74. Stable Income Fund*

75. Strategic Income Fund

76. Strategic Small Cap Value Fund*

77. Target Today Fund*

78. Target 2010 Fund*

79. Target 2015 Fund*

80. Target 2020 Fund*

81. Target 2025 Fund*

82. Target 2030 Fund*

83. Target 2035 Fund*

84. Target 2040 Fund*

85. Target 2045 Fund*

86. Target 2050 Fund*

87. Total Return Bond Fund*

88. Treasury Plus Money Market Fund

89. Ultra Short-Term Income Fund

90. Ultra Short-Term Municipal Income Fund

91. U.S. Value Fund

92. WealthBuilder Conservative Allocation Portfolio

93. WealthBuilder Equity Portfolio

94. WealthBuilder Growth Allocation Portfolio

95. WealthBuilder Growth Balanced Portfolio

96. WealthBuilder Moderate Balanced Portfolio

97. WealthBuilder Tactical Equity Portfolio

98. Wisconsin Tax-Free Fund

99. 100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees: March 28, 2008
Appendix A amended: August 6, 2008
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/2/  On May 7, 2008, the Board of Trustees approved the establishment of the
     Social Sustainability Fund (formerly, the Social Awareness Fund), which is expected to commence operations on or about October 1, 2008.

*   Gateway Fund

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   The foregoing fee schedule is agreed to as of August 6, 2008 and shall remain in effect until changed in writing by the parties.

                                             WELLS FARGO FUNDS TRUST

                                             By:
                                                  ------------------------------
                                                  C. David Messman
                                                  Secretary

                                             WELLS FARGO BANK, N.A.

                                             By:
                                                  ------------------------------
                                                  David A. Violett
                                                  Assistant Vice President